Exhibit 99.3
For Immediate Release
American Axle & Manufacturing Commences
Public Offering of Common Stock
Detroit, Michigan, December 7, 2009 — American Axle & Manufacturing Holdings, Inc., which is traded as AXL on the NYSE, announced today that it has commenced an offering of 14,000,000 shares of its common stock pursuant to an effective shelf registration statement on Form S-3 filed previously with the Securities and Exchange Commission (“SEC”). The company intends to grant the underwriters an option for 30 days to purchase up to 2,100,000 additional shares of common stock to cover over-allotments, if any.
The company plans to use the net proceeds from this offering for general corporate purposes.
J.P. Morgan and BofA Merrill Lynch are serving as the joint book-runners for the common stock offering.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. A registration statement relating to these securities has been filed with the SEC and is effective. The preliminary prospectus supplement and the final prospectus supplement relating to the offering, when available, may be obtained from J.P. Morgan, Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by calling 1-(866) 803-9204 or from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Preliminary Prospectus Department or by email Prospectus.Requests@ml.com.
AAM is a world leader in the manufacture, engineering, design and validation of driveline and drivetrain systems and related components and modules, chassis systems and metal-formed products for trucks, sport utility vehicles, passenger cars and crossover utility vehicles. In addition to locations in the United States (Michigan, New York, Ohio and Indiana), AAM also has offices or facilities in Brazil, China, Germany, India, Japan, Luxembourg, Mexico, Poland, South Korea, Thailand and the United Kingdom.
Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release are “forward-looking statements” and relate to the Company’s plans, projections, strategies or future performance. Such statements, made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, are inherently uncertain, are subject to risks and should be viewed with caution. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and may differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to: global economic conditions; our ability to comply with the definitive terms and conditions of various commercial and financing arrangements with General Motors LLC (“GM”); reduced purchases of our products by GM, Chrysler LLC (“Chrysler”) or other customers; reduced demand for our customers’ products (particularly light trucks and sport utility vehicles (“SUVs”) produced by GM and Chrysler); availability of financing for working capital, capital expenditures, R&D or other general corporate purposes, including our ability to comply with financial covenants; our customers’ and suppliers’ availability of financing for working capital, capital expenditures, R&D or other general corporate purposes; the impact on us and our customers of requirements imposed on, or actions taken by, our customers in response to the U.S. government’s ownership interest, the Troubled Asset Relief Program or similar programs; our ability to continue to achieve cost reductions through ongoing restructuring actions; additional restructuring actions that may occur; our ability to achieve the level of cost reductions required to sustain global cost competitiveness; our ability to maintain satisfactory labor relations and avoid future work stoppages; our suppliers’, our customers’ and their suppliers’ ability to maintain satisfactory labor relations and avoid work stoppages; our ability to continue to implement improvements in our U.S. labor cost structure; supply shortages or price increases in raw materials, utilities or other operating supplies; currency rate fluctuations; our ability and our customers’ and suppliers’ ability to successfully launch new product programs on a timely basis; our ability to realize the expected revenues from our new and incremental business backlog; our ability to attract new customers and programs for new products; our ability to develop and produce new products that reflect market demand; lower-than-anticipated market acceptance of new or existing products; our ability to respond to changes in technology, increased competition or pricing pressures; price volatility in, or reduced availability of, fuel; adverse changes in laws, government regulations or market conditions affecting our products or our customers’ products (such as the Corporate Average Fuel Economy regulations); adverse changes in the political stability of our principal markets (particularly North America, Europe, South America and Asia); liabilities arising from warranty claims, product liability and legal proceedings to which we are or may become a party; changes in liabilities arising from pension and other postretirement benefit obligations; risks of noncompliance with environmental regulations or risks of environmental issues that could result in unforeseen costs at our facilities; our ability to attract and retain key associates; and other unanticipated events and conditions that may hinder our ability to compete. For additional discussion, see “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.
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For more information...

Christopher M. Son	David Tworek
Director, Investor Relations and	Manager, Communications
Corporate Communications	(313) 758-4883
(313) 758-4814	david.tworek@aam.com
chris.son@aam.com